LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (the "Agreement") is made and entered into as of this 25th day of January, 2013 by and between CAPITAL GROWTH OF CLEARWATER, LLC, a Florida limited liability company ("Landlord") and INUVO, INC., a Nevada corporation ("Tenant").

WHEREAS, Lightwave Drive, L.L.C. ("Lightwave") as the landlord and Tenant (then known as Think Partnership Inc. and by change of name now known as Inuvo, Inc.) as tenant entered into that certain Lease (the "Original Lease") dated August 10, 2007 , as amended by First Amendment To Lease Agreement (the "First Amendment") dated June__, 2008 and Second Amendment to Lease Agreement (the "Second Amendment") dated July 25, 2012 (the Original Lease as amended by the First Amendment and the Second Amendment is hereinafter referred to as the "Lease") pursuant to which Tenant leased certain premises in the building (the "Building") known as and numbered 15550 Lightwave Drive, Clearwater, Florida, all as more particularly described in the Lease; and

WHEREAS, Landlord purchased the Building from Lightwave and is the successor landlord under the Lease; and

WHEREAS, pursuant to the Second Amendment, Tenant is obligated to pay the Space Reduction Fee (as such term is defined in the Second Amendment) and Tenant has paid the First Installment of the Space Reduction Fee (as such term is defined in the Second Amendment) but the Second Installment of the Space Reduction Fee (as such term is defined in the Second Amendment), namely One Hundred Eighty Eight Thousand Thirty Seven and 50/100 ($188,037.50) Dollars is due and payable on or before March 1, 2013; and

WHEREAS, the term of the Lease is presently schedule to expire on November 30, 2013 (the "Current Expiration Date") but Tenant (i) has requested that Landlord agree to terminate the Lease effective as of the Early Termination Date (as such term is hereinafter defined) and (ii) has agreed to pay Landlord the sum of Four Hundred Twenty Seven Thousand and 00/100ths ($427,000.00) Dollars (the "Early Termination Payment") in order to induce Landlord to agree to such early termination of the Lease, all as more particularly hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt whereof is hereby acknowledged by the parties hereto, the Landlord and Tenant hereby agree as follows:

1.    Payment of Second Installment of Space Reduction Fee and Payment of Early Termination Payment . Tenant shall continue to be obligated to pay, and hereby ratifies and confirms that Tenant will pay, the Second Installment of the Space Reduction Fee (namely One Hundred Eighty Eight Thousand Thirty Seven and 50/100 ($188,037.50) Dollars) on March 1, 2013. In addition, Tenant shall pay the Early Termination Payment to Landlord, in two installments as follows: (a) Three Hundred Fifteen Thousand and 00/100 ($315,000.00) Dollars (the "First Installment") on or before February 1, 2013 and (b) the balance, namely One Hundred Twelve Thousand and 00/100 ($112,000.00) Dollars on or before March 1, 2013. The Early Termination Payments shall represent payment in full of all unpaid Base Rent through and including the Current Expiration Date.

2.    Payment of Additional Rent and Utilities. Tenant shall also pay to Landlord through and including the month of March, 2013 the monthly installments of Additional Rent on account of Excess Taxes (as such term is defined in the Lease) and Excess Expenses (as such term is defined in the Lease) due and payable under the Lease and such payments shall be in addition to the Early Termination Payment and the Second Installment of the Space Reduction Fee and no part of the Early Termination Payment or the Second Installment of the Space Reduction Fee shall be credited or applied to or reduce such Additional Rent, provided, however, the foregoing monthly installments shall not exceed $500 per month.

Tenant shall also continue to be obligated to pay for (a) all HVAC usage outside of Business Hours as set forth in Section 5.3A of the Lease in accordance with the terms thereof through and including the Early Termination Date and for such additional periods as Tenant makes use of the Premises or any part thereof and (b) for all electricity used or consumed at, or in connection with, the Premises through the Early Termination Date and for such additional periods as Tenant make use of the Premises or any part thereof.

3.    Payment of Sales Taxes. Tenant shall pay to Landlord for remittance to the appropriate taxing authority all sales, use or other similar tax on the Second Installment of the Space Reduction Fee, the Early Termination Payment, the Additional Rent and other sums and charges payable to Landlord by Tenant under this Agreement and/or the Lease (including, without limitation, the so-called Florida Sales and Use Tax, in each case, when the related payments of the Second Installment of Space Reduction Fee, Early Termination Payment, Additional Rent or other sums and charges are payable by Tenant under this Agreement and/or the Lease).

4.    Early Termination. The Lease and the Term thereof shall expire and terminate effective as of the Early Termination Date as if such date were the date originally set forth in the Lease as the Expiration Date of the. As used herein, the term "Early Termination Date" shall mean March 31, 2013.

5.    Condition of Premises. On or before the Early Termination Date, Tenant shall surrender and deliver up the Premises to Landlord in the condition required by the Lease with respect to the delivery and surrender of the Premises upon expiration or earlier termination of the Lease. Effective as of the Early Termination Date, Tenant shall have no further rights to use or occupy the Premises or any rights with respect to the Premises of any kind or nature.

6.    No Reconciliation or Refund for Operating Expenses or Real Estate Taxes. Tenant shall not be entitled to received any reconciliation or refund on account of any overpayments of monthly installments of Additional Rent on account of Excess Taxes or Excess Expenses under the Lease nor shall Landlord be entitled to any additional payment from Tenant on account of Excess Taxes or Excess Expenses if the actual Excess Taxes or Excess Expenses for any period exceed the current estimated monthly installments paid by Tenant (but Tenant shall nevertheless be obligated to continue to pay the current estimated monthly payments required by the Lease on account of Excess Taxes and Excess Expenses allocable to the period through and including the Early Termination Date) nor shall Landlord have any obligation to provide any reconciliation to Tenant on account of or related to any Excess Taxes or Excess Expenses nor shall Tenant have any right to inspect or review Landlord's books or records with respect to the same.

7.    Representations of Tenant. Tenant represents and warrant to Landlord, that (a) it has not assigned the Lease or sublet the Premises or any portion thereof and (b) the execution and delivery of this Agreement has been duly authorized by all necessary action on the part of Tenant.

8.    Broker. Landlord and Tenant each warrant and represent to the other that it has dealt with no broker in connection with the consummation of this Agreement. In the event of any such brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim. In the event of any such brokerage claims against Tenant predicated on prior dealings with Landlord, Landlord agrees to defend the same and indemnify Tenant against any such claim.

9.    Tenant hereby agrees that (a) it has no defenses or offsets against the enforcement of the Lease by Landlord, (b) it has no claims against the Lightwave (or Landlord) regarding the Lease or the Premises, (c) the Lease is in full force and effect and has not been amended or modified except as set forth herein, (d) Landlord has observed and performed all its obligations under the Lease through the date hereof and Tenant has no pending or threatened claims of any kind or nature against Lightwave or the Landlord and (e) any and all tenant improvements allowances and other tenant inducements and other payments payable or available to Tenant under the Lease have been paid in full.

10.    Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida.

11.    Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no other understandings, written or oral, between the parties relating to the subject matter of this Agreement.

12.    Counterparts. This Termination Agreement may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. Facsimile signatures and electronically transmitted signatures may be treated as original signatures.

13.    Collection. All obligation and agreements of the Landlord under this Agreement shall be subject to the full collection by Landlord of all sums paid by certified check or otherwise hereunder.

14.    All capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease. Time is of the essence with respect to all the payments, terms and provisions of this Agreement.

15.    Except as modified herein, all the terms, covenants, provisions and conditions contained in the Lease are hereby affirmed and ratified.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease Termination Agreement as of the day and year first above written.

LANDLORD:

CAPITAL GROWTH OF CLEARWATER, LLC

By:    CapGrow of Clearwater, Inc.
Its:    Manager

__________________________
Witness
By:    /s/ Stephen P. Lipkins
Its:
__________________________
Witness
TENANT:

INUVO, INC.

__________________________
Witness
By:    /s/ Wallace D. Ruiz
Its:    CFO
__________________________
Witness

JSK0064/3

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